 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2023

DOMO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38553	27-3687433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
772 East Utah Valley Drive
American Fork, UT 84003
(Address of principal executive offices, and Zip Code)
Registrant’s telephone number, including area code: (801) 899-1000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.001 per share	DOMO	The Nasdaq Global Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described in Item 5.07 below, Domo, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “2023 Annual Meeting”) on June 30, 2023. At the Annual Meeting, the Company’s stockholders approved an amendment and restatement of the Company’s amended and restated certificate of incorporation to limit the liability of certain officers of the Company as permitted by Delaware law and make other ministerial corrections. An amended and restated certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on July 3, 2023, and is effective as of that date. The foregoing description of the Company’s amended and restated certificate of incorporation is qualified in its entirety to the full text of the amended and restated certificate of incorporation attached as Exhibit 3.1 and incorporated by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On Friday, June 30, 2023, the Company held the Annual Meeting at 9:00 a.m., Mountain Time. Holders of the Company’s Class A common stock were entitled to forty votes for each share held as of the close of business on May 11, 2023 (the “Record Date”), and holders of the Company’s Class B common stock were entitled to one vote for each share held as of the Record Date. The Class A common stock and Class B common stock outstanding as of the Record Date voted as a single class on all matters.

Present at the 2023 Annual Meeting in person or by proxy were holders of shares of Class A common stock and Class B common stock representing an aggregate of 156,550,550 votes, or approximately 96.04% of the voting power of all issued and outstanding shares as of the Record Date, entitled to vote at the 2023 Annual Meeting, constituting a quorum.

The following is a brief description of each matter voted upon at the 2023 Annual Meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as applicable to each such matter. The matters voted upon were as follows:

Proposal 1. Election of Directors

The stockholders voted on a proposal to elect seven directors to the Company’s board of directors (the “Board of Directors”), each to serve one-year terms. The results of the voting were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joshua G. James	144,459,461	5,213,898	6,877,191
Carine S. Clark	149,156,243	517,116	6,877,191
Daniel Daniel	145,803,971	3,869,388	6,877,191
Jeff Kearl	143,635,615	6,037,744	6,877,191
John Pestana	144,429,370	5,243,989	6,877,191
Dan Strong	149,583,308	90,051	6,877,191
Renée Soto	149,533,617	139,742	6,877,191

Pursuant to the foregoing votes, each of the director nominees was elected to serve on the Board of Directors. There were no additional director nominations brought to the 2023 Annual Meeting.

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders voted on a proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2024. The results of the voting included 156,436,938 votes for, 35,084 votes against, 78,528 votes abstained and no broker non-votes. The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2024 was ratified.

Proposal 3. Advisory Vote on Compensation of Named Executive Officers (“Say-On-Pay”)

The stockholders voted on a proposal for the approval, on an advisory basis, of the compensation of the Company’s named executive officers. The results of the voting included 134,518,459 votes for, 15,107,730 votes against, 47,170 votes abstained and 6,877,191 broker non-votes. The compensation of the Company’s named executive officers was approved, on an advisory basis.

Proposal 4. Amendment and Restatement of Amended and Restated Certificate of Incorporation

The stockholders voted on a proposal for the approval of amendment and restatement of the Company’s amended and restated certificate of incorporation to limit the liability of certain officers of the Company as permitted by Delaware law. The results of the voting included 142,641,859 votes for, 6,980,198 votes against, 51,302 votes abstained and 6,877,191 broker non-votes. The amendment and restatement of the Company’s amended and restated certificate of incorporation was approved.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Domo, Inc., as filed with the Secretary of State of the State of Delaware on July 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMO, INC.
Date: July 3, 2023	By:	/s/ David Jolley
David Jolley
Chief Financial Officer